UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 Westwood Place, Suite 350 Brentwood, TN 37027
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CYRX	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	CYRXW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of Notes

On May 20, 2020, Cryoport, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Jefferies LLC and SVB Leerink LLC, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), agreeing, subject to customary conditions, to issue and sell $100,000,000 in aggregate principal amount of the Company’s 3.00% Convertible Senior Notes due 2025 (the “Notes”) to the Initial Purchasers. In addition, pursuant to the Purchase Agreement, the Company granted the Initial Purchasers an option, which was exercisable within 30 days after May 20, 2020, to purchase up to an additional $15,000,000 in aggregate principal amount of the Notes. On May 22, 2020, the Initial Purchasers exercised in full their option to purchase additional Notes. The issuance of $115,000,000 in aggregate principal amount of the Notes was completed on May 26, 2020 (the “Issuance Date”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of May 26, 2020, between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will accrue interest at a rate of 3.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020. The Notes will mature on June 1, 2025, unless earlier repurchased, redeemed or converted. At any time before the close of business on the scheduled trading day immediately before the maturity date, noteholders may convert their Notes at their option into shares of the Company’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then-applicable conversion rate. The initial conversion rate is 41.8261 shares of common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $23.91 per share of common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole and not in part, at the Company’s option at any time on or after June 5, 2023, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (1) the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company send the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice; and (2) a registration statement covering the resale of the shares of the Company’s common stock issuable upon conversion of the Notes is effective and available for use and is expected to remain effective and available during the redemption period as of the date the redemption notice is sent. In addition, calling the Notes will constitute a Make-Whole Fundamental Change, which will result in an increase to the conversion rate in certain circumstances for a specified period of time.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes will have customary provision relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default by the Company in its obligation to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $10,000,000; (vii) the rendering of certain judgments against the Company or any of its subsidiaries for the payment of at least $10,000,000, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 180 calendar days. Such special interest will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof. However, in no event will such special interest, together with any additional interest that accrues pursuant to the Registration Right Agreement (as defined below) accrue on any day on a Note at a combined rate per annum that exceeds 0.50%.

The foregoing description of the Indenture and the Notes is not complete and is qualified in its entirety by reference to the full text of the Indenture and the Notes, which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

On May 26, 2020, in connection with the issuance of the Notes, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Jefferies LLC and SVB Leerink LLC. Upon the terms and subject to the conditions of the Registration Rights Agreement, the Company agreed to use its best efforts to (i) file with the Securities and Exchange Commission (the “SEC”), as soon as practicable, but in any event by the 180th day after the Issuance Date, a registration statement (which must be an automatic shelf registration statement if the Company is then eligible to use one) covering the resale, from time to time, of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes, subject to a limited exception (as described below); (ii) cause the registration statement, if not effective upon filing, to become effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as practicable but in any event by the 210th day after the Issuance Date, subject to a limited exception (as described below); and (iii) keep the registration statement continuously effective under the Securities Act until the earlier of (1) the 60th trading day immediately following the maturity date (subject to extension for any suspension of the effectiveness of the registration statement during the 60 trading days immediately following the maturity date) and (2) the date on which no Notes or shares of the Company’s common stock issued upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act). The deadlines described in (i) and (ii) above will be extended in certain circumstances where the Company completes a significant acquisition that requires the filing with the SEC of financial statements in connection therewith. However, in any event, the Company has agreed to cause the registration statement to become effective by January 31, 2021.

If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement (a “Registration Default”), it will be required to pay additional interest on the Notes. Such additional interest will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days beginning on, and including the date on which such Registration Default occurs and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof. However, in no event will such additional interest, together with any special interest that accrues pursuant to the Indenture accrue on any day on a Note at a combined rate per annum that exceeds 0.50%.

Additionally, if a Registration Default exists on the maturity date for the Notes, then, in addition to any additional interest otherwise payable, the Company will be required to make a cash payment to each noteholder in an amount equal to 3% of the principal amount of Notes outstanding and held by such holder as of the close of business on the business day immediately before the maturity date. For purposes of the preceding sentence, Notes that have been converted with a conversion date that is on or after December 1, 2024 and on or before the second business day immediately preceding the maturity date will be considered to be outstanding (other than with respect to any Notes for which the shares issuable upon conversion of such Notes have been sold pursuant to the registration statement).

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 5,531,500 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 48.1000 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 9.01.	Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit Number	Description

4.1	Indenture, dated May 26, 2020, between Cryoport, Inc. and U.S. Bank National Association

4.2	Form of 3.00% Convertible Senior Note due 2025 (included in Exhibit 4.1)

10.1	Registration Rights Agreement, dated May 26, 2020, among Cryoport, Inc., Jefferies LLC and SVB Leerink LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2020	Cryoport Inc.

/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer